UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017 (June 8, 2017)

Goldman Sachs Middle Market Lending Corp.

(Exact name of registrant as specified in charter)

Delaware	000-55746	81-2506508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 – Unregistered Sales of Equity Securities.

On June 8, 2017, Goldman Sachs Middle Market Lending Corp. (the “Company”) delivered a capital drawdown notice to its investors relating to the sale of approximately 5,221,702 shares of common stock for an aggregate offering price of approximately $100.4 million. The sale is expected to close on or around June 26, 2017.

The sale of common stock is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase common stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of five business days’ prior notice to investors.

The issuance of the common stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D and Regulation S thereunder. Each purchaser of common stock was required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of the common stock sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) was acquiring the common stock for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 7.01 – Regulation FD Disclosure.

On June 14, 2017, the Company disclosed the below information pertaining to its investment activity:

Investment Activity

From April 4, 2017 through June 9, 2017, the Company made new investment commitments of $91.8 million across five new portfolio companies. Set forth below is a brief description of each portfolio company in which the Company made an investment commitment in that period:

Continuum Managed Services LLC

Continuum Managed Services LLC (“Continuum”) is a provider of software-as-a-solution and services platform for outsourced providers of software and hardware management. In June 2017, the Company provided a $2.7 million revolver, a $32.0 million first lien senior secured loan and a $2.7 million delayed draw term loan to Continuum and invested $0.7 million in common equity of Continuum. These loans bear interest at a rate of LIBOR plus 8.75% per year (subject to a 1.00% LIBOR floor). The revolver matures in 2022. Both the first lien senior secured term loan and delayed draw term loan mature in 2023. The delayed draw term loan is subject to a commitment termination date of 2019.

Imperial Bag & Paper Co., LLC

Imperial Bag & Paper Co., LLC (“Imperial”) is a specialty distributor of comprehensive portfolios of products in the food service disposables and janitorial supplies categories. In June 2017, the Company provided a $10.0 million first lien senior secured loan to Imperial. The loan bears interest at a rate of LIBOR plus 7.50% per year (subject to a 1.00% LIBOR floor) and matures in 2024.

Market Track, LLC

Market Track, LLC (“Market Track”) provides cloud-based data and analytics solutions on advertising and pricing intelligence insights across various sales channels to consumer product goods companies and retailers. In June 2017, the Company provided a $20.0 million second lien senior secured loan to Market Track. The loan bears interest at a rate of LIBOR plus 7.75% per year (subject to a 1.00% LIBOR floor) and matures in 2025.

National Spine and Pain Centers, LLC

National Spine and Pain Centers, LLC (“NSPC”) is a management services organization serving interventional pain management practices. In June 2017, the Company provided a $17.4 million second lien senior secured loan to NSPC and invested $0.5 million in common equity of NSPC. The loan bears interest at a rate of LIBOR plus 8.25% per year (subject to a 1.00% LIBOR floor) and matures in 2024.

PPC Industries, Inc.

PPC Industries, Inc. (“PPC”) is a manufacturer of custom extruded consumable specialty plastics including tubing, bags and films, serving the medical, food and industrial end markets. In April 2017, the Company provided an $8.4 million second lien senior secured loan to PPC. The loan bears interest at a rate of LIBOR plus 8.00% per year (subject to a 1.00% LIBOR floor) and matures in 2025.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Middle Market Lending Corp.

Date: June 14, 2017	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer